UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 29, 2006

eSpeed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

110 East 59th Street, New York, NY 10022
(Address of principal executive offices)

Registrant’s telephone number, including area code	(212) 938-5000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 29, 2006, the Compensation Committee of the Board of Directors of eSpeed, Inc. determined that the executive officers of eSpeed would be participating executives for 2006 in eSpeed's 2003 Incentive Bonus Compensation Plan (the ‘‘Bonus Plan’’).  Actual bonuses will be determined by the Compensation Committee (not to exceed the maximum bonus permissible under the Bonus Plan), taking into account such individual and corporate measures of performance as it determines appropriate in its discretion, provided that in no event will any such bonus be paid if eSpeed fails to achieve any of the following: (i) any operating profit for 2006 (calculated on the same basis as eSpeed’s 2005 earnings release), (ii) an increase in market position for 2006 of any of its products as compared to 2005 or (iii) improvement for 2006 in any of the financial results or metrics reported in the 2005 earnings release (in each case calculated on the same basis as the eSpeed’s 2005 earnings release).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

eSpeed, Inc.

Date: March 29, 2006	By: /s/ Stephen M. Merkel Name: Stephen M. Merkel Title: Executive Vice President, General Counsel and Secretary